AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

CHANGE IN CONTROL POLICY

EFFECTIVE MAY 3, 2023

1.	The Compensation Committee of the Board of the Directors (the “Committee”) of AMC Entertainment Holdings, Inc. (the “Company”) hereby adopts this Change in Control Policy (this “Policy”) under the Company’s 2013 Equity Incentive Plan (the “Plan”) effective May 3, 2023 (the “Effective Date”). This Policy is adopted pursuant to the Committee’s authority under Sections 3 and 12 of the Plan.
2.	Unless otherwise defined herein, any capitalized terms used in this Policy shall carry the definition provided in the Plan.
3.	This Policy shall modify and be deemed incorporated into all outstanding Award Agreements under the Plan as of the Effective Date. Further, this Policy shall be deemed incorporated into any Award Agreement issued after the Effective Date unless expressly provided otherwise in such Award Agreement when issued.
4.	Upon the occurrence of a Change in Control, the vesting of all outstanding Awards granted to officers with the title of Senior Vice President or higher shall be accelerated to occur immediately prior to the occurrence of such Change in Control event. For purposes of accelerated vesting upon a Change in Control, any outstanding Awards with performance-based vesting conditions, shall be deemed to have attained the applicable Performance Goals at the higher of (i) actual attainment at the time of the Change in Control event or (ii) 100% of the target.
5.	For purposes of this Policy, the following definitions shall apply:
a.	“Change in Control” shall mean the occurrence of one of the following events:
i.	Any Person becomes the Beneficial Owner, directly or indirectly, of more than thirty-five percent (35%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisition shall not constitute a Change in Control: any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.
ii.	The election or appointment to the Board of the lesser of (i) three directors or (ii) a number of directors equal to or greater than thirty-five (35%) of the Board (based upon then-current Board size) who (x) are not nominees approved by at least a majority of the Board, or (y) are appointed or elected in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
iii.	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; (ii) no Person (excluding any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than thirty-five percent (35%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least sixty-five percent (65%) of the members of the board of directors (or comparable governing body) of the Successor Entity were members of the Board of the Company at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
iv.	Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation”, “Change of Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.
b.	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof or any other group acting in concert to achieve actions or outcomes that would be covered by the foregoing provisions if undertaken by an individual acting alone.